UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

254 West 31st Street, 11th Floor

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2020, XpresSpa Group, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering, (i) 4,153,383 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an offering price of $0.175 per share and (ii) an aggregate of 2,132,333 pre-funded warrants exercisable for shares of Common Stock (the “Pre-Funded Warrants”) at an offering price of $0.165 per Pre-Funded Warrant (the offering of the shares of Common Stock and the Pre-Funded Warrants, the “Offering”). The closing of the Offering is expected to occur on or about March 19, 2020, subject to customary closing conditions. The Company expects to receive gross proceeds of approximately $1.1 million in connection with the Offering, before deducting financial advisory consultant fees and related offering expenses.

The Pre-Funded Warrants are being sold to the Purchasers to the extent that a Purchaser’s subscription of shares of Common Stock in the Offering would otherwise result in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering, in lieu of shares of Common Stock. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.01 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) from the date of the Purchase Agreement until 45 days after the date of the Purchase Agreement.

Pursuant to a letter agreement, dated March 19, 2020 (the “Letter Agreement”), the Company engaged Palladium Capital Advisors, LLC (“Palladium”) as advisory financial consultant in connection with the Offering. The Company agreed to pay to Palladium a cash fee of 8% of the aggregate gross proceeds raised in the Offering plus reimbursement of certain legal expenses.

The foregoing summaries of the Letter Agreement, the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

On March 19, 2020, the Company issued a press release in connection with the Offering, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The securities in Offering are being offered by the Company pursuant to a registration statement on Form S-3 (File No. 333- 232764), which was filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2019 and was declared effective by the Commission on July 30, 2019 (the “Registration Statement”). A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. relating to the legality of the issuance and sale of the securities in the Offering is attached to this report as Exhibit 5.1. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Warrant Exchange

On March 19, 2020, the Company entered into separate Warrant Exchange Agreements (the “Exchange Agreements”) with the holders of certain existing warrants (the “Exchanged Warrants”) to purchase shares of Common Stock. The Exchanged Warrants were originally issued (i) pursuant to a securities purchase agreement, dated as of May 15, 2018, and in connection with a related consent and (ii) in connection with that certain Agreement and Plan of Merger by and among the Company (formerly known as FORM Holdings Corp.), FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated October 25, 2016, as subsequently amended. The Company has begun discussion with Calm.com, Inc. (“Calm”) regarding the potential exchange of warrants held by Calm that were issued pursuant to a securities purchase agreement, dated as of July 8, 2019, by and between the Company and Calm. Pursuant to the Exchange Agreements, on the closing date and subject to (i) the receipt of approval of the Company’s stockholders as required by the applicable rules and regulations of the Nasdaq Stock Market and (ii) the receipt of approval of the Company’s stockholders to increase the Company’s authorized shares (collectively, the “Shareholder Approval”), the holders of Exchanged Warrants would exchange each Exchanged Warrant for a number of shares of Common Stock (the “New Shares”) equal to the product of (i) the number of shares of Common Stock underlying such Exchanged Warrants (based on a formula related to the closing price of the Common Stock at the time of the closing of the Exchange as further detailed in the Exchange Agreement) and (ii) 1.5 (the “Exchange”). To the extent any holder of Exchanged Warrants would otherwise beneficially own in excess of any beneficial ownership limitation applicable to such holder after giving effect to the Exchange, that holder’s Exchanged Warrants shall be exchanged for a number of New Shares issuable to the holder without violating the applicable beneficial ownership limitation and the remainder of the holder’s Exchanged Warrants shall automatically convert into pre-funded warrants to purchase the number of shares of Common Stock equal to the number of shares of Common Stock in excess of the applicable beneficial ownership limitation. The closing is expected to take place on the first business day on which the conditions to the closing are satisfied or waived, subject to satisfaction of customary closing conditions.

The Exchange will be conducted pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 3(a)(9) of the Securities Act.

In connection with the Exchange, on March 19, 2020, the Company entered into a voting agreement (the “Voting Agreement”) with existing stockholder Mistral Spa Holdings, LLC (“Mistral”), pursuant to which Mistral agreed, in connection with a meeting of the Company’s stockholders, to vote its shares of Common Stock (i) in favor of any proposal to adopt or approve or re-approve the Purchase Agreement, the Exchange Agreement and the transactions contemplated thereby and (ii) against any action or agreement that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by such agreements and against any action, proposal, transaction or agreement that is intended or would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under such agreements. Mistral further agreed not to transfer its shares of Common Stock until the earlier of (a) the initial record date set for the shareholder meeting to be held in connection with the foregoing matters or (b) March 31, 2020. The shares of Common Stock subject to the Voting Agreement represent approximately 37% of the Company’s outstanding Common Stock as of March 18, 2020.

The foregoing descriptions of the Exchange Agreements and the Voting Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above under the heading “Warrant Exchange” under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above under the heading “Warrant Exchange” under Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

In the prospectus supplement to the Registration Statement to be filed with the Commission, the Company intends to include the following disclosure regarding the effects of the coronavirus on its business:

“Similar to many businesses in the travel sector, our business has been materially adversely impacted by the recent coronavirus outbreak and associated restrictions on travel that have been implemented.  The extent to which the coronavirus continues to impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

As the coronavirus has spread, we have seen a material decline in demand across all our locations and this has resulted in a materially adverse impact on our cash flows from operations and has caused an immediate liquidity crisis.  Accordingly, we are seeking sources of capital to help fund our business operations during the coronavirus crisis.  If we are unable to obtain additional funding in the immediate term, we may be required to curtail or terminate some or all of our business operations and cause our Board of Directors to decide to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up of the Company.  Accordingly, holders of our common stock may lose their entire investment in the event of a reorganization, bankruptcy, liquidation, dissolution or winding up of the Company.

We are currently exploring sources of capital, including additional indebtedness.  We plan to have discussions with our existing lender, B3D, LLC, and additional lenders regarding potential funding options.  If additional indebtedness becomes available from sources other than B3D, LLC, the consent of B3D, LLC as our secured lender will be required and, based on past experience, we expect to be required to pay a consent fee to B3D, LLC as consideration for their consent.”

In the prospectus supplement to the Registration Statement to be filed with the Commission, the Company intends to include the following disclosure under the heading “Risk Factors” regarding certain additional risk factors that could affect its business, financial condition, operating results and cash flows, which should be read in connection with the existing disclosure on risk factors made in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission:

“We will need additional financing to fund our operations in the future. If we are unable to obtain additional financing on acceptable terms, we will need to curtail or cease our business plans and operations.

We do not have sufficient capital to fund our operations in the long term. As a result, we will need to raise additional capital and/or complete a strategic combination. Additional funds may be raised through the issuance of equity securities and/or debt financing, there being no assurance that any type of financing on terms acceptable to us will be available or otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of warrants or other equity securities to the lender would cause the percentage ownership by our current stockholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing stockholders. If such financing is not available when required or is not available on acceptable terms, we may be required to reduce or eliminate certain business activities, and it may ultimately require us to suspend or cease operations, which could cause investors to lose the entire amount of their investment.

If our process to identify and evaluate potential business alternatives is not successful, our Board of Directors may decide to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up of the Company.

There can be no assurance that the process to identify and evaluate potential business alternatives will result in a successful alternative for our business. If no transactions with respect to potential business alternatives are identified and completed, our Board of Directors may decide to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up of the Company. If our Board of Directors were to approve and recommend, and our stockholders were to approve, a dissolution and liquidation of our company, we would be required under Delaware corporate law to pay our outstanding obligations, as well as to make reasonable provisions for contingent and unknown obligations, prior to making any distributions in liquidation to our stockholders. Our commitments and contingent liabilities may include (i) obligations under our employment agreements with certain members of management that provide for severance and other payments following a termination of employment occurring for various reasons, including a change in control of our Company, (ii) various claims and legal actions arising in the ordinary course of business and (iii) non-cancelable lease obligations. As a result of this requirement, a portion of our assets may need to be reserved pending the resolution of such obligations. In addition, we may be subject to litigation or other claims related to a dissolution and liquidation of our company. If a dissolution and liquidation were pursued, our Board of Directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of our Common Stock may lose their entire investment in the event of a reorganization, bankruptcy, liquidation, dissolution or winding up of the Company.

Our business, results of operations and financial condition has been and may continue to be materially adversely impacted by public health epidemics, including the recent coronavirus outbreak.

Our business, results of operations and financial condition has been and may continue to be materially adversely impacted if a public health epidemic, including the recent coronavirus outbreak, interferes with our ability, or the ability of our employees, workers, contractors, suppliers and other business partners to perform our and their respective responsibilities and obligations relative to the conduct of our business. A public health epidemic, including the coronavirus, poses the risk of disruptions from the temporary closure of third-party suppliers and manufacturers, restrictions on the shipment of our products, restrictions on our employees' and other service providers' ability to travel, the decreased willingness or ability of our customers to travel or to utilize our services and shutdowns that may be requested or mandated by governmental authorities. The extent to which the coronavirus continues to impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.”

In addition, in the prospectus supplement to the Registration Statement to be filed with the Commission, the Company intends to include the following disclosure regarding the Company’s cash position as of December 31, 2019:

“As of December 31, 2019, we had cash, cash equivalents and marketable securities of approximately $2,184,000.

The estimated cash, cash equivalents, and marketable securities as of December 31, 2019 are preliminary and may change, are based on information available to management as of the date of this prospectus supplement, and are subject to completion by management of the financial statements as of and for the year ended December 31, 2019. There can be no assurance that our cash, cash equivalents, and marketable securities as of December 31, 2019 will not differ from these estimates, including as a result of quarter-end closing and any such changes could be material.

The foregoing preliminary financial data has been prepared by, and is the responsibility of, our management. This data could change as a result of further review. Complete annual results will be included in our Annual Report on Form 10-K for the year ended December 31, 2019.”

On March 19, 2020, the Company issued a press release in connection with its early high-level discussions to turn its airport locations located in point of entry cities into COVID-19 testing facilities, which is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Letter Agreement, dated March 19, 2020, by and between the Company and Palladium Capital Advisors, LLC.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

10.1	Securities Purchase Agreement, dated March 19, 2020, by and between the Company and the purchasers party thereto.

10.2	Form of Exchange Agreement, dated March 19, 2020.

10.3	Voting Agreement, dated March 19, 2020, by and between the Company and Mistral Spa Holdings, LLC.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release regarding the Offering, dated March 19, 2020.

99.2	Press Release regarding COVID-19 testing, dated March 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: March 19, 2020	By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer